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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 26, 1998 with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. in the Registration Statement (Form S-3) and related Prospectus of Coulter Pharmaceutical, Inc. for the registration of 460,000 shares of its common stock.

                                                     /s/ Ernst & Young LLP.

Palo Alto, California
July 30, 1998